STEGMAN
& COMPANY
CERTIFIED PUBLIC ACCOUNTANTS AND
MANAGEMENT CONSULTANTS SINCE 1915

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements (No. 333-53295, 333-85025 and 333-87932) on Form S-8 of BCSB Bankcorp, Inc. of our report dated December 18, 2007 relating to the consolidated financial statements as of September 30, 2007 of BCSB Bankcorp, Inc., which appears in the 2007 Annual Report on Form 10-K.

Stegman & Company

Baltimore, Maryland
December 21, 2007

Suite 100, 405 East Joppa Road Baltimore, Maryland 21286 • 410-823-8000 • 1-800-686-3883 • Fax: 410-296-4815 • www.stegman. com